Exhibit 99.1

Archrock Reports Third Quarter 2026 Results

HOUSTON, November 2, 2026 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the third quarter 2026.

Third Quarter 2026 Highlights

●Revenue for the third quarter of 2026 was $370.8 million compared to $382.4 million in the third quarter of 2025.
●Net income for the third quarter of 2026 was $84.5 million and EPS was $0.48 compared to $71.2 million and $0.40, respectively, in the third quarter of 2025.
●Adjusted net income (a non-GAAP measure defined below) for the third quarter of 2026 was $84.7 million and adjusted EPS (a non-GAAP measure defined below) was $0.49, compared to $73.2 million and $0.42, respectively, in the third quarter of 2025.
●Adjusted EBITDA (a non-GAAP measure defined below) for the third quarter of 2026 was $228.4 million compared to $220.9 million in the third quarter of 2025.
●Declared a quarterly dividend of $0.23 per common share for the third quarter of 2026, approximately 10% higher compared to the third quarter of 2025, resulting in dividend coverage of 3.8x.
●Leverage ratio of 2.5x as of September 30, 2026, down from 3.1x as of September 30, 2025.
●Reaffirmed full-year 2026 Adjusted EBITDA guidance of $865 million to $885 million.

Management Commentary and Outlook

“The continued strength and profitability of our business reflect consistent customer demand and a structurally tight compression market,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We achieved our strongest bookings quarter since the second quarter of 2023, including strong bookings in the Permian Basin. Rising gas-to-oil ratios and additional takeaway capacity in the basin are supporting sustained compression requirements. While customer maintenance deferrals affected aftermarket activity and higher lube oil prices created near-term cost pressure, we are actively mitigating these headwinds through cost discipline and operating efficiencies. The underlying demand fundamentals remain strong, supporting our confidence in the long-term outlook.

“We remain focused on executing our disciplined growth program, deploying horsepower to meet customer demand and delivering the operational reliability our customers expect. With durable natural gas demand supported by long-term growth in LNG exports and power generation, a strong balance sheet and a disciplined, returns-based approach to capital deployment, Archrock is well positioned to invest alongside our customers at attractive returns, generate durable free cash flow and deliver consistent shareholder returns,” concluded Childers.

Third Quarter 2026 Financial Results

Archrock’s third quarter 2026 net income of $84.5 million included a non-cash long-lived and other asset impairment of $3.2 million. Archrock’s third quarter 2025 net income of $71.2 million included a non-cash long-lived and other asset impairment of $4.7 million, transaction-related costs totaling $1.8 million, and restructuring charges of $0.7 million.

Adjusted EBITDA for the third quarter of 2026 and 2025 included $2.1 million and $3.8 million, respectively, in net gains primarily related to the sale of compression and other assets. Also included in Adjusted EBITDA for the third quarter of 2025 was a net benefit to contract operations cost of sales of $9.9 million as a result of sales and use tax audit settlements.

Contract Operations

For the third quarter of 2026, contract operations segment revenue totaled $331.2 million, an increase of 1.5% compared to $326.3 million in the third quarter of 2025. Total operating horsepower at the end of the third quarter of 2026 was 4.5 million compared to 4.7 million at the end of the third quarter of 2025, reflecting period-end fleet utilization of 94.3% and the sale of approximately 112,000 non-strategic operating horsepower since the prior-year period.

Adjusted gross margin for the third quarter of 2026 was $238.7 million, compared to $239.6 million in the third quarter of 2025. Adjusted gross margin percentage for the third quarter of 2026 was 72%, compared to 73% in the third quarter of 2025. Excluding the aforementioned $9.9 million tax benefit for the third quarter of 2025, adjusted gross margin was $229.7 million and adjusted gross margin percentage was 70%.

Aftermarket Services

For the third quarter of 2026, aftermarket services segment revenue totaled $39.7 million, compared to $56.2 million in the third quarter of 2025, primarily reflecting reduced customer demand for major maintenance service activity and lower parts sales. Adjusted gross margin for the third quarter of 2026 was $9.1 million, compared to $13.0 million in the third quarter of 2025. Adjusted gross margin percentage for the third quarter of 2026 was 23%, compared to 23% for the third quarter of 2025.

Balance Sheet

Long-term debt was $2.3 billion, and our available liquidity totaled $637 million at September 30, 2026. Our leverage ratio was 2.5x as of September 30, 2026, down from 3.1x as of September 30, 2025.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.23 per share of common stock, or $0.92 per share on an annualized basis, approximately 10% higher compared to the third quarter of 2025. Dividend coverage in the third quarter of 2026 was 3.8x. The third quarter 2026 dividend will be paid on November 10, 2026 to stockholders of record at the close of business on November 3, 2026.

Share Repurchase Program

No shares were repurchased during the third quarter of 2026. As of September 30, 2026, $113.2 million remained available under the share repurchase program.

Since the inception of the share repurchase program in April 2023 through September 30, 2026, we have repurchased 4,632,263 shares of common stock for an aggregate purchase price of $96.9 million, or an average price of $20.91 per share.

Summary Metrics

(in thousands, except percentages and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2026		2026		2025
Net income	$84,466		$66,720		$71,248
Adjusted net income (1)	$84,680		$66,535		$73,187
Adjusted EBITDA (1)	$228,425		$212,626		$220,944

Contract operations revenue	$331,155		$329,260		$326,269
Contract operations adjusted gross margin	$238,722		$234,588		$239,559
Contract operations adjusted gross margin percentage	72%		71%		73%

Aftermarket services revenue	$39,656		$41,978		$56,161
Aftermarket services adjusted gross margin	$9,076		$9,924		$13,046
Aftermarket services adjusted gross margin percentage	23%		24%		23%

Selling, general, and administrative	$26,049		$39,641		$37,676

Net cash provided by operating activities	$158,824		$160,782		$164,530
Cash available for dividend (1)	$153,009		$127,184		$135,737
Cash available for dividend coverage (2)	3.8	x	3.1	x	3.7	x

Adjusted free cash flow (1)	$49,607		$66,990		$113,843
Adjusted free cash flow after dividend (1)	$9,044		$28,366		$76,922

Total available horsepower (at period end) (3)	4,811		4,784		4,845
Total operating horsepower (at period end) (4)	4,537		4,516		4,651
Horsepower utilization spot (at period end) (5)	94.3%		94.4%		96.0%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(4)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(5)	Defined as total operating horsepower divided by total available horsepower at period end.

Conference Call Details

Archrock will host a conference call on November 3, 2026, to discuss third quarter 2026 financial results. The call will begin at 8:30 a.m. Eastern Time.

Participants who wish to join the call by phone must pre-register using this link to receive a dial-in number and unique PIN: https://register-conf.media-server.com/register/BI3f49d51ace1144b3950b611b99cbcc17.

To listen to the call via live webcast, please register at this link: https://edge.media-server.com/mmc/p/9bqged8n. A replay of the webcast will be available on Archrock’s Investor Relations website shortly after the call.

The Company may from time to time publish additional materials for investors at the same website address.

*****

Adjusted net income, a non-GAAP measure, is defined as net income excluding restructuring charges, transaction-related costs and debt extinguishment gain adjusted for income taxes. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted net income, and a reconciliation of basic and diluted earnings per common share, the most directly comparable GAAP measure, to adjusted basic and diluted earnings per share, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, debt extinguishment gain, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA, and a reconciliation of our full year 2026 net income to adjusted EBITDA guidance, appear below.

Adjusted gross margin, a non-GAAP measure, is defined as total revenue less cost of sales, excluding depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, and a reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin and adjusted gross margin percentage, appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, debt extinguishment gain, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income and net cash provided by operating activities, the most directly comparable GAAP measures, to cash available for dividend, and a reconciliation of our full year 2026 net income to adjusted EBITDA, appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow after dividend, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA®, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; risks of acquisitions or mergers to reduce our ability to make distributions to our common stockholders; inability to make acquisitions on economically acceptable terms; inability to achieve the expected benefits of the acquisition of Natural Gas Compression Systems, Inc. and NGCSE, Inc. (collectively, “NGCS”) and difficulties integrating NGCS; risks related to our sustainability initiatives; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases and fluctuations; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2025, Archrock’s Quarterly Reports on Form 10-Q and as set forth from time to time in Archrock’s filings with the Securities and Exchange Commission. These filings are available online at www.sec.gov and www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Revenue:
Contract operations	$331,155	$329,260	$326,269
Aftermarket services	39,656	41,978	56,161
Total revenue	370,811	371,238	382,430

Cost of sales, exclusive of depreciation and amortization
Contract operations	92,433	94,672	86,710
Aftermarket services	30,580	32,054	43,115
Total cost of sales, exclusive of depreciation and amortization	123,013	126,726	129,825

Selling, general and administrative	26,049	39,641	37,676
Depreciation and amortization	71,948	71,478	67,130
Long-lived and other asset impairment	3,217	4,881	4,676
Restructuring charges	—	125	688
Debt extinguishment gain	—	(687)	—
Interest expense	37,017	37,016	43,661
Transaction-related costs	270	328	1,767
Gain on sale of assets, net	(2,146)	(297)	(3,835)
Other (income) expense, net	(103)	(967)	3,984
Income before income taxes	111,546	92,994	96,858
Provision for income taxes	26,660	25,821	25,425
Income before equity in net loss of unconsolidated affiliate	84,886	67,173	71,433
Equity in net loss of unconsolidated affiliate	420	453	185
Net income	$84,466	$66,720	$71,248

Basic and diluted earnings per common share (1)	$0.48	$0.38	$0.40

Weighted-average common shares outstanding:
Basic	174,526	174,410	174,619
Diluted	174,774	174,744	174,913

(1)	Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2026	2026	2025
Revenue:
Contract operations	$331,155	$329,260	$326,269
Aftermarket services	39,656	41,978	56,161
Total revenue	$370,811	$371,238	$382,430

Adjusted gross margin:
Contract operations	$238,722	$234,588	$239,559
Aftermarket services	9,076	9,924	13,046
Total adjusted gross margin (1)	$247,798	$244,512	$252,605

Adjusted gross margin percentage:
Contract operations	72%	71%	73%
Aftermarket services	23%	24%	23%
Total adjusted gross margin percentage (1)	67%	66%	66%

Selling, general and administrative	$26,049	$39,641	$37,676
% of revenue	7%	11%	10%

Adjusted EBITDA (1)	$228,425	$212,626	$220,944
% of revenue	62%	57%	58%

Capital expenditures	$117,907	$97,964	$135,065
Proceeds from sale of business	—	—	(71,000)
Proceeds from sale of property, equipment and other assets	(11,154)	(4,062)	(11,063)
Net capital expenditures	$106,753	$93,902	$53,002

Total available horsepower (at period end) (2)	4,811	4,784	4,845
Total operating horsepower (at period end) (3)	4,537	4,516	4,651
Average operating horsepower	4,528	4,514	4,647
Horsepower utilization:
Spot (at period end) (4)	94.3%	94.4%	96.0%
Average (4)	94.3%	94.4%	96.0%

Dividend declared for the period per share	$0.230	$0.230	$0.210
Dividend declared for the period to all stockholders	$40,473	$40,471	$37,007
Cash available for dividend coverage (5)	3.8	x	3.1	x	3.7	x

Adjusted free cash flow (1)	$49,607	$66,990	$113,843
Adjusted free cash flow after dividend (1)	$9,044	$28,366	$76,922

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted gross margin percentage, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total operating horsepower divided by total available horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.

	September 30,	June 30,	September 30,
	2026	2026	2025
Balance Sheet
Long-term debt (1)	$2,343,100	$2,347,810	$2,559,944
Total equity	1,597,867	1,552,105	1,422,279

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Net income	$84,466	$66,720	$71,248
Restructuring charges	—	125	688
Transaction-related costs	270	328	1,767
Debt extinguishment gain	—	(687)	—
Tax effect of adjustments (1)	(57)	49	(516)
Adjusted net income (2)	$84,680	$66,535	$73,187

Weighted-average common shares outstanding:
Basic	174,526	174,410	174,619
Diluted	174,774	174,744	174,913

Basic and diluted earnings per common share (3)	$0.48	$0.38	$0.40

Restructuring charges per share	$—	$0.00	$0.00
Transaction-related costs per share	0.01	0.01	0.02
Debt extinguishment gain per share	—	(0.01)	—
Tax effect of adjustments per share	(0.00)	0.00	(0.00)
Adjusted basic and diluted earnings per common share (2)	$0.49	$0.38	$0.42

(1) Represents an estimated tax effect of restructuring charges, transaction-related costs and debt extinguishment gain based on the federal statutory tax rate of 21%.
(2) Management believes adjusted net income and adjusted earnings per share provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Net income	$84,466	$66,720	$71,248
Depreciation and amortization	71,948	71,478	67,130
Long-lived and other asset impairment	3,217	4,881	4,676
Restructuring charges	—	125	688
Debt extinguishment gain	—	(687)	—
Interest expense	37,017	37,016	43,661
Transaction-related costs	270	328	1,767
Stock-based compensation expense	3,421	5,507	4,488
Amortization of capitalized implementation costs	1,031	1,015	851
Indemnification (income) expense, net	(25)	(31)	825
Provision for income taxes	26,660	25,821	25,425
Equity in net loss of unconsolidated affiliate	420	453	185
Adjusted EBITDA (1)	228,425	212,626	220,944
Selling, general and administrative	26,049	39,641	37,676
Stock-based compensation expense	(3,421)	(5,507)	(4,488)
Amortization of capitalized implementation costs	(1,031)	(1,015)	(851)
Indemnification income (expense), net	25	31	(825)
Gain on sale of assets, net	(2,146)	(297)	(3,835)
Other (income) expense, net	(103)	(967)	3,984
Adjusted gross margin (1)	$247,798	$244,512	$252,605

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Gross Margin and Gross Margin Percentage to

Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended
	September 30,		June 30,		September 30,
	2026		2026		2025
Total revenues	$370,811		$371,238		$382,430
Cost of sales, exclusive of depreciation and amortization	(123,013)		(126,726)		(129,825)
Depreciation and amortization	(71,948)		(71,478)		(67,130)
Gross margin and gross margin percentage	175,850	47%	173,034	47%	185,475	48%
Depreciation and amortization	71,948		71,478		67,130
Adjusted gross margin and adjusted gross margin percentage (1)	$247,798	67%	$244,512	66%	$252,605	66%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Net income	$84,466	$66,720	$71,248
Depreciation and amortization	71,948	71,478	67,130
Long-lived and other asset impairment	3,217	4,881	4,676
Restructuring charges	—	125	688
Debt extinguishment gain	—	(687)	—
Interest expense	37,017	37,016	43,661
Transaction-related costs	270	328	1,767
Stock-based compensation expense	3,421	5,507	4,488
Amortization of capitalized implementation costs	1,031	1,015	851
Indemnification (income) expense, net	(25)	(31)	825
Provision for income taxes	26,660	25,821	25,425
Equity in net loss of unconsolidated affiliate	420	453	185
Adjusted EBITDA (1)	228,425	212,626	220,944
Less: Maintenance capital expenditures	(33,281)	(39,413)	(29,629)
Less: Other capital expenditures	(6,213)	(7,612)	(13,117)
Less: Cash tax payment	(330)	(2,829)	—
Less: Cash interest expense	(35,592)	(35,588)	(42,461)
Cash available for dividend (2)	$153,009	$127,184	$135,737

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Net cash provided by operating activities	$158,824	$160,782	$164,530
Inventory write-downs	(66)	(70)	(324)
Benefit from (provision for) credit losses	280	(109)	(297)
Gain on sale of assets, net	2,146	297	3,835
Current income tax (provision) benefit	767	995	(1,804)
Cash tax payment	(330)	(2,829)	—
Amortization of operating lease ROU assets	(1,170)	(1,225)	(1,185)
Amortization of contract costs	(4,806)	(4,864)	(5,549)
Deferred revenue recognized in earnings	6,459	5,096	6,811
Indemnification (income) expense, net	(25)	(31)	825
Cash restructuring charges	—	125	437
Cash transaction-related costs	270	328	1,767
Changes in assets and liabilities	30,154	15,714	9,437
Maintenance capital expenditures	(33,281)	(39,413)	(29,629)
Other capital expenditures	(6,213)	(7,612)	(13,117)
Cash available for dividend (1)	$153,009	$127,184	$135,737

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Net cash provided by operating activities	$158,824	$160,782	$164,530
Net cash used in investing activities	(109,217)	(93,792)	(50,687)
Adjusted free cash flow (1)	49,607	66,990	113,843
Dividends paid to stockholders	(40,563)	(38,624)	(36,921)
Adjusted free cash flow after dividend (1)	$9,044	$28,366	$76,922

(1)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2026
	Low	High
Net income (1)	$290,750	$310,750
Interest expense	150,000	150,000
Provision for income taxes	103,000	103,000
Depreciation and amortization	283,000	283,000
Restructuring charges	250	250
Stock-based compensation expense	22,000	22,000
Long-lived and other asset impairment	10,100	10,100
Amortization of capitalized implementation costs	4,000	4,000
Debt extinguishment gain	(700)	(700)
Transaction-related costs (2)	1,400	1,400
Equity in net loss of unconsolidated affiliate	1,000	1,000
Indemnification expense, net	200	200
Adjusted EBITDA (2) (3)	865,000	885,000

(1) 2026 annual guidance for net income includes $10.1 million of long-lived and other asset impairment as of June 30, 2026, but does not include the impact of any future long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend; however, it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2025 and 2024 was $18.3 million and $10.7 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the Total Operations and Production Services, LLC and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.